Source Energy Responds to Energytec, Inc. Notice of Termination

SALT LAKE CITY, Utah, January 27, 2005 - Source Energy Corporation (OTCBB Symbol "SRCX") announced today that it received a Notice of Termination from Energytec, Inc. (OTC Pink Sheets Symbol "EYTC") of the Asset Purchase Agreement between these parties dated November 17, 2004; and that Source considers the Notice of Termination to be a material breach of the Asset Purchase Agreement by Energytec and intends to review its options prior to determining a course of action.

Based upon the Notice of Termination, Source intends to withdraw the S-4 Registration Statement that was filed with the Securities and Exchange Commission in connection with the Asset Purchase Agreement.

For further information, call Craig Carpenter, President of Source Energy, at 801-943-5490.

The statements included in this document concerning management's plans and objectives constitute forward-looking statements pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to factors detailed in the company's Report to Shareholders; down-turns in the Company's primary markets; disruption to the Company's operations from acts of God or extended maintenance; and production and transportation difficulties. Accordingly no assurance can be given that events or results mentioned in any such forward-looking statements will in fact occur. This press release is not an offer to sell, or a solicitation of an offer to purchase, any securities.